UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015 (October 5, 2015)

PMC-Sierra, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19084	94-2925073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(408) 239-8000

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2015, PMC-Sierra, Inc., a Delaware corporation (the “Company” or “PMC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Skyworks Solutions, Inc., a Delaware corporation (“Parent” or “Skyworks”), and Amherst Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

The Merger

Upon the terms and subject to the conditions Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company as the surviving corporation and a wholly-owned subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock (the “Company Common Stock”), other than shares of Company Common Stock held in the treasury of the Company, shares of Company Common Stock owned by Parent or any subsidiary of Parent (including Merger Sub) or shares of Common Stock owned by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive $10.50 per share in cash (the “Merger Consideration”) without interest and subject to any required withholding for taxes. Skyworks intends to fund the Merger Consideration with a combination of the cash on hand and committed debt financing.

As a result of the Merger, (i) each vested in-the-money stock option and restricted stock unit will be cancelled in exchange for the right to receive the Merger Consideration (less any amounts required to be withheld and, in the case of options, the exercise price of such options), and (ii) each unvested stock option, out-of-the money stock option (whether vested or unvested) and unvested restricted stock unit (including unvested performance stock units, with target-level performance deemed achieved) will be assumed by Parent and converted, as applicable, into stock options and restricted stock units of Parent, on the basis of an exchange ratio based on the Merger Consideration and Parent’s stock price prior to the Merger, which converted stock options and restricted stock units shall retain the same vesting terms (except that performance stock units will be subject only to time-based vesting conditions following the Merger).

Closing Conditions

The obligation of each party to consummate the Merger is subject to the satisfaction or waiver of customary closing conditions set forth in the Merger Agreement, including (i) the approval of the Merger Agreement and the Merger by stockholders of the Company owning at least a majority of the issued and outstanding shares of Company Common Stock, (ii) the expiration or termination of any applicable regulatory waiting periods and/or receipt of regulatory clearance, (iii) the absence of any order or ruling prohibiting the consummation of the Merger and (iv) subject to certain exceptions, the accuracy of the other party’s representations and warranties and compliance with covenants. In addition, the obligation of Parent and Merger Sub to consummate the Merger is also subject to the satisfaction or waiver of the condition that no material adverse effect on the Company shall have occurred since the date of the Merger Agreement. Skyworks’ and the Company’s obligations are not subject to any financing condition.

Representations and Warranties; Covenants

Each of the Company, Parent and Merger Sub has made customary representations and warranties and covenants in the Merger Agreement, including covenants to use their respective reasonable best efforts to secure required regulatory approvals. In addition, the Company has agreed to other customary covenants, including, among others, covenants to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the closing of the Merger, and not to solicit alternative transactions or, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction, and Parent and Merger Sub have agreed to other customary covenants, including, among others, covenants to use their reasonable best efforts to consummate the committed debt financing.

Termination and Termination Fees

The Merger Agreement contains certain termination rights for each of the Company and Parent, including, among others, if the Merger is not consummated at or prior to 11:59 p.m. (New York City time) on July 6, 2016, which may be extended by either the Company or Parent until October 5, 2016 if the conditions relating to regulatory clearances with respect to the Merger have not yet been satisfied or waived. Upon termination of the Merger Agreement under specified circumstances, including a termination by the Company to enter into an agreement for an alternative transaction pursuant to a “superior proposal”, the Company has agreed to pay Parent a termination fee of $70,000,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company. The representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01.	Other Events

On October 5 and 6, 2015, PMC distributed the following materials, copies of which are attached hereto as exhibits and incorporated herein by reference:

•	E-Mail from Greg Lang to PMC Employees (Exhibit 99.1)

•	CEO Staff Update Presentation (Exhibit 99.2)

•	PMC FAQs for Employees (Exhibit 99.3)

•	PMC and Skyworks Letter to Customers (Exhibit 99.4)

Forward-Looking Statements

Certain statements made herein, including, for example, the expected date of closing of the Merger and the potential benefits of the Merger, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1965, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that could be instituted against PMC or its directors or Skyworks related to the Merger Agreement; the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt of all regulatory approvals related to the Merger; the failure of Skyworks to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the Merger Agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, those detailed in PMC’s Annual Report on Form 10-K for the year ended December 27, 2014 and our most recent quarterly report filed with the SEC and Skyworks’ Annual Report on Form 10-K for the year ended October 3, 2014 and its most recent quarterly report filed with the SEC. The forward-looking statements contained herein are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information to be Filed with the SEC

PMC plans to file with the SEC and mail to our stockholders a proxy statement in connection with the transaction. Additionally, PMC will file other relevant materials with the SEC in connection with the transaction. The proxy statement and other relevant materials will contain important information about PMC, Skyworks the transaction and related matters. Investors and security holders are urged to read the proxy statement and the other relevant materials carefully when they become available before making any voting or investment decision with respect to the proposed Merger because they will contain important information about the Merger and the parties to the Merger.

Investors and security holders will be able to obtain free copies of the proxy statement and relevant other documents filed with the SEC by PMC and Skyworks through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement and the other relevant documents filed with the SEC by PMC from PMC by contacting Joel Achramowicz at (408) 239-8630.

PMC and Skyworks, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding PMC’s directors and executive officers is contained in PMC’s Form 10-K for the year ended December 27, 2014 and our proxy statement dated March 20, 2015, which are filed with the SEC. Information regarding Skyworks’ directors and executive officers is contained in Skyworks’ Form 10-K for the year ended October 3, 2014 and its proxy statement dated April 8, 2015. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 5, 2015, by and among PMC-Sierra, Inc., Skyworks Solutions, Inc., and Amherst Acquisition, Inc.

99.1	E-Mail from Greg Lang to PMC-Sierra, Inc. Employees

99.2	CEO Staff Update Presentation

99.3	PMC-Sierra, Inc. FAQs for Employees

99.4	PMC-Sierra, Inc. and Skyworks Solutions, Inc. Letter to Customers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.

Dated: October 6, 2015	By:	/s/ Alinka Flaminia
		Name:	Alinka Flaminia
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 5, 2015, by and among PMC-Sierra, Inc., Skyworks Solutions, Inc., and Amherst Acquisition, Inc.

99.1	E-Mail from Greg Lang to PMC-Sierra, Inc. Employees

99.2	CEO Staff Update Presentation

99.3	PMC-Sierra, Inc. FAQs for Employees

99.4	PMC-Sierra, Inc. and Skyworks Solutions, Inc. Letter to Customers